Exhibit 99.2

Apco 4th Quarter Operational Update – 10th Consecutive Year of Production Growth

Argentina

- 2012 Neuquen basin development drilling completed on schedule with results in line with expectations
- Completed 3rd VM well and have now established modest productivity from VM shale with three frac'd vertically drilled wells
- Horizontal drilling required to prove VM as a resource play
- Environment in Argentina is currently not encouraging required sizeable investments for VM as a resource play
- Currently prospecting for natural fractures in VM
- Status of pending concession extensions – TDF agreement executed in 2012, now awaiting legislative approval; Rio Negro province is expected by mid 2013

Neuquen Basin (Vaca Muerta Acreage)

– Entre Lomas	96,000 net acres
– Bajada del Palo	59,000 net acres
– Agua Amarga	37,000 net acres
– Coiron Amargo	45,000 net acres
– Charco del Palenque	12,000 net acres
Total	249,000 net acres

Colombia

- Two consecutive discoveries in Llanos basin in Colombia
- First discovery cum'd 425 thousand bbls in 6 mo's and is currently producing approx 1,350 BOPD gross. Field development drilling underway with 2nd discovery to be put on production in near future
- In Mid Mag basin, drilled 1st exploration well that logged interesting oil column, will test in 2013
- Several more Llanos prospects to be drilled in 2013 and 2014



WPX ENERGY
WPX 4th Quarter Operational Update - Feb. 28, 2013
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